Advanced Emissions Solutions Reports First Quarter 2023 Results
Completed the acquisition of Arq Limited's subsidiaries
Initiated growth capital projects to expand and diversify product portfolio

GREENWOOD VILLAGE, Colo., May 9, 2023 - GlobeNewswire - Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the "Company" or "ADES"),a leader in environmental solutions for power generation, industrial and municipal water purification markets, today filed its Quarterly Report on Form 10-Q and reported financial results for the quarter ended March 31, 2023.
Business Highlights
•As previously announced on February 1, the Company completed its acquisition of the subsidiaries of Arq Limited (“Arq”) to combine their respective businesses on updated terms and structure.
•The Company has initiated growth capital projects at both manufacturing facilities during the quarter, which will expand and diversify the products produced and end markets served.
•The Company completed its sale of Marshall Mine, LLC ("Marshall Mine") to Caddo Creek Resources Company, LLC in March. The sale eliminated the Company’s existing asset retirement obligation for Marshall Mine and will result in the release of a portion of the Company’s restricted cash balance.
Financial Highlights
•First quarter consumables revenue was $20.8 million compared to $26.4 million in the prior year.
•First quarter net loss was $7.5 million compared to net loss of $3.0 million in the prior year.
•First quarter Adjusted EBITDA loss was $7.7 million compared to Adjusted EBITDA of $0.9 million in the prior year.
•Cash balances as of March 31, 2023, including restricted cash, totaled $79.1 million, compared to $76.4 million as of December 31, 2022.
"We are excited to have completed the acquisition of Arq in the first quarter, which we are confident is the next step to driving long-term growth through diversification of potential products and customers, participating in higher margin opportunities within the activated carbon market, as well as enabling access to additional potential revenue streams.” said Greg Marken, CEO of ADES. “As we look forward to transforming the combined company into an innovative environmental solutions provider focused on a cleaner future, we have already begun the overall integration and initiated the growth capital projects at the manufacturing facilities in Corbin and at Red River."
Marken continued “Our first quarter consumables revenue was below our expectations, as cheap alternative fuel sources such as natural gas pressured our Power Generation customers, which was partially offset by our ongoing price initiatives and commercial wins in other end markets. We continue to make good progress on our inventory position and look forward to continuing to pursue more economically attractive opportunities that may result through additional positive price/mix changes during the remainder of the year.”
Marken continued, “While the potential for persistently lower natural gas prices could have an adverse impact on our Power Generation customers and operations at Red River, it also underscores the importance of our acquisition of Arq and our transformation strategy, which will help us reduce our reliance on certain industries and broaden the addressable markets for our activated carbon technologies. Taking the initial steps in 2023 to being able to utilize a high performance, bituminous based feedstock will greatly diversify our product portfolio and market reach to de-risk the business and position the Company for success through higher value products and applications. In addition to the capital improvement workstreams, we are also focused on engaging lead customers for GAC and other emerging products to build the necessary sales channels for new products and continuing to develop new opportunities to realize the full potential of the Corbin Plant.”
First Quarter 2023 Results
First quarter revenues and costs of revenues were $20.8 million and $17.2 million, respectively, compared to $26.4 million and $21.5 million for the first quarter of 2022. The revenue decline was the result of lower sales of consumables products due to lower natural gas prices which negatively impacted the Company’s Power Generation customers, partially offset by higher average selling prices for consumables products.
First quarter other operating expenses were $11.5 million compared to $8.2 million for the first quarter of 2022. The increase was mainly the result of higher legal and professional fees associated with the Company’s strategic review process and additional payroll and benefits and operating expenses upon the completion of the acquisition of Arq, which was partially offset by a $2.7 million gain on the sale of Marshall Mine, LLC.
First quarter operating loss was $7.8 million compared to $3.3 million in the prior year. The decline was mainly the result of lower consumables revenues driven by the aforementioned factors and the additional costs associated with closing the acquisition of Arq.
First quarter interest expense totaled $0.5 million compared to $0.1 million in the prior year. The increase was primarily driven by $0.3 million of incremental interest expense on the Company’s $10.0 million term loan.
The Company recorded a small income tax benefit for the first quarter of 2023 compared to no income tax expense for the first quarter of the prior year.
First quarter net loss was $7.5 million, or $0.32 per diluted share, compared to net loss of $3.0 million, or $0.17 per share, in the prior year. The decline was the result of lower operating earnings.
First quarter Consolidated Adjusted EBITDA was a loss of $7.7 million compared to Adjusted EBITDA of $0.9 million in 2022. The decline in Consolidated Adjusted EBITDA was mainly the result of the larger net loss, which included $4.4 million and $0.8 million, respectively, of transaction and integration costs incurred related to the Arq Acquisition. Additionally, due to the Arq Acquisition in 2023, there are $0.9 million of incremental Arq payroll and benefit costs in the current period, relative to the prior period. See note below regarding the use of the Non-GAAP financial measure Adjusted EBITDA and a reconciliation to the most comparable GAAP financial measure.
Capital Spending and Balance Sheet
The Company expects to incur between $40-45 million in capital expenditures in 2023, driven by enhanced capabilities to enable future GAC production and amounts for the planned plant turnaround, as well as the completion of certain planned projects that were started in 2022 and are scheduled to be completed during the turnaround.
First quarter capital expenditures totaled $3.6 million compared to $1.5 million in the prior year. The increase was the result of initial costs of the growth capital projects as well as higher spend in anticipation of our annual turnaround which occurred in the second quarter of 2023.
Cash balances as of March 31, 2023, including restricted cash, totaled $79.1 million compared to $76.4 million as of December 31, 2022.
Total debt, inclusive of financing leases, as of March 31, 2023, totaled $21.7 million compared to $4.6 million as of December 31, 2022. The increase was driven by the term loan entered into in conjunction with the Acquisition as well as the assumption of the Arq loan upon the acquisition of Arq.
Conference Call and Webcast Information
The Company has scheduled a conference call to begin at 9:00 a.m. Eastern Time on Wednesday, May 10, 2023. The conference call webcast information will be available via the Investor Resources section of ADES's website at www.advancedemissionssolutions.com. Interested parties may also participate in the call by registering at http://events.q4inc.com/attendee/408820366. A supplemental investor presentation will be available on the Company's Investor Resources section of the website prior to the start of the conference call.

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA brings together ADA Carbon Solutions, LLC, a leading provider of powder activated carbon ("PAC") and ADA-ES, Inc., the providers of ADA® M-Prove™ Technology. We provide products and services to control mercury and other contaminants at coal-fired power generators and other industrial companies. Our broad suite of complementary products control contaminants and help our customers meet their compliance objectives consistently and reliably.

CarbPure Technologies LLC, (“CarbPure”), formed in 2015 provides high-quality PAC and granular activated carbon ideally suited for treatment of potable water and wastewater. Our affiliate company, ADA Carbon Solutions, LLC manufactures the products for CarbPure.

FluxSorb, LLC, formed in 2022, is an emerging technology company that introduces highly engineered activated carbons with a focus on the emerging remediation markets. Our vision is to partner with our customers to collaborate, develop and deploy best in class activated carbon solutions to meet even the most extreme challenges.

Arq is an environmental technology business founded in 2015 that has developed a novel process for producing specialty carbon products from coal mining waste. Arq has the technology and large-scale manufacturing facilities to produce a micro-fine hydrocarbon powder, Arq powder™, that can be used as a feedstock to produce activated carbon and as an additive for other products.

Caution on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. When used in this press release, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements may relate to such matters as business strategy, goals and expectations concerning the combination of ADES and Arq (including future operations, future performance and results). The forward-looking statements may further include expectations on future demand for our APT products, pressure on APT margins and acceptance of price increases, our ability to integrate Arq’s assets and operations, our ability to achieve commercial scale GAC production within the North American market, our ability to secure customers and develop sales channels for GAC products and other markets, among other matters. These forward-looking statements involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to: the effect of the announcement of the transactions contemplated by the transaction agreement on the Company’s ability to hire key personnel, its ability to maintain relationships with customers, suppliers and others with whom it does business, or its results of operations and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; the ability to meet Nasdaq listing standards following the consummation of the transaction; costs related to the proposed transaction; opportunities for additional sales of our lignite activated carbon products and end-market diversification; our ability to meet customer supply requirements; the ability to successfully integrate Arq’s business; the ability to develop and utilize Arq’s products and technology and the expected demand for those products; the rate of coal-fired power generation in the United States; timing of new and pending regulations and any legal challenges to or extensions of compliance dates of them, the U.S. government’s failure to promulgate regulations that benefit our business; changes in laws and regulations; Internal Revenue Service interpretations or guidance, accounting rules, any pending court decisions, prices, economic conditions and market demand; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start up and operational difficulties; competition within the industries in which we operate; loss of key personnel; ongoing effects of the COVID-19 pandemic and associated economic downturn on our operations and prospects; as well as other factors relating to our business, as described in our filings with the SEC, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements and to consult filings we have made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this press release. Such changes in our intentions my also cause or results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise. The forward-looking statements speak only as to the date of this press release.

Non-GAAP Financial Measures
This press release presents certain supplemental financial measures, including EBITDA and Adjusted EBITDA, which is a measurement that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA reduced by the non-cash impact of equity earnings from equity method investments and gain on sale of Marshall mine, increased by cash distributions from equity method investments and loss on early settlement of the Norit Receivable. EBITDA and Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income in accordance with GAAP as a measure of performance.

Source: Advanced Emissions Solutions, Inc.
Investor Contact:
Alpha IR Group
Ryan Coleman or Chris Hodges
312-445-2870
ADES@alpha-ir.com

TABLE 1
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
(in thousands, except share data)	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$68,026	$66,432
Receivables, net	10,061	13,864
Inventories, net	20,232	17,828
Prepaid expenses and other current assets	6,405	7,538
Total current assets	104,724	105,662
Restricted cash, long-term	11,064	10,000
Property, plant and equipment, net of accumulated depreciation of $13,477 and $11,897, respectively	76,378	34,855
Other long-term assets, net	41,785	30,647
Total Assets	$233,951	$181,164
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$12,245	$16,108
Current portion of debt obligations	1,611	1,131
Other current liabilities	6,188	6,645
Total current liabilities	20,044	23,884
Long-term debt obligations, net of current portion	20,119	3,450
Other long-term liabilities	13,647	13,851
Total Liabilities	53,810	41,185
Commitments and contingencies
Redeemable preferred stock - Series A Convertible Preferred subject to redemption: par value $0.001 per share, 8,900,000 shares authorized, 5,362,926 shares issued and outstanding	18,927	—
Stockholders’ equity:
Preferred stock: par value $0.001 per share, 50,000,000 shares authorized, -0- shares issued and outstanding	—	—
Common stock: par value of $.001 per share, 100,000,000 shares authorized, 31,854,636 and 23,788,319 shares issued, and 27,236,490 and 19,170,173 shares outstanding at March 31, 2023 and December 31, 2022, respectively	32	24
Treasury stock, at cost: 4,618,146 and 4,618,146 shares as of March 31, 2023 and December 31, 2022, respectively	(47,692)	(47,692)
Additional paid-in capital	132,590	103,698
Retained earnings	76,284	83,949
Total Stockholders’ Equity	161,214	139,979
Total Liabilities and Stockholders’ Equity	$233,951	$181,164

TABLE 2
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2023	2022
Revenues:
Consumables	$20,805	$26,402
Total revenues	20,805	26,402
Operating expenses:
Consumables cost of revenue, exclusive of depreciation and amortization	17,175	21,507
Payroll and benefits	4,699	2,626
Legal and professional fees	4,538	2,172
General and administrative	2,778	1,926
Depreciation, amortization, depletion and accretion	2,137	1,506
Gain on sale of Marshall Mine, LLC	(2,695)	—
Total operating expenses	28,632	29,737
Operating loss	(7,827)	(3,335)
Other income (expense):
Earnings from equity method investments	638	833
Interest expense	(534)	(86)
Other	182	(445)
Total other income	286	302
Loss before income taxes	(7,541)	(3,033)
Income tax benefit	33	—
Net loss	$(7,508)	$(3,033)
Loss per common share:
Basic	$(0.32)	$(0.17)
Diluted	$(0.32)	$(0.17)
Weighted-average number of common shares outstanding:
Basic	23,770	18,344
Diluted	23,770	18,344

TABLE 3
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2023	2022
Cash flows from operating activities
Net loss	$(7,508)	$(3,033)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, amortization, depletion and accretion	2,137	1,506
Gain on sale of Marshall Mine, LLC	(2,695)	—
Operating lease expense	738	663
Earnings from equity method investments	(638)	(833)
Stock-based compensation expense	563	464
Other non-cash items, net	11	550
Changes in operating assets and liabilities:
Receivables and related party receivables	3,867	2,095
Prepaid expenses and other assets	3,360	(725)
Inventories, net	(2,312)	(2,359)
Other long-term assets, net	(479)	3,116
Accounts payable and accrued expenses	(14,025)	(3,210)
Other current liabilities	(210)	(1,231)
Operating lease liabilities	(787)	2,680
Other long-term liabilities	273	910
Distributions from equity method investees, return on investment	—	1,501
Net cash (used in) provided by operating activities	(17,705)	2,094
Cash flows from investing activities
Acquisition of property, plant, equipment, and intangible assets, net	(3,545)	(1,359)
Cash and restricted cash acquired in business acquisition	2,225	—
Disposal of Marshall Mine, LLC	(2,177)	—
Distributions from equity method investees in excess of cumulative earnings	638	1,013
Mine development costs	(38)	(93)
Net cash used in investing activities	(2,897)	(439)
Cash flows from financing activities
Net proceeds from common stock issuance	15,220	—
Term Loan, related party, net of discount and issuance costs	8,522	—
Principal payments on finance lease obligations	(295)	(226)
Repurchase of common stock to satisfy tax withholdings	(146)	(382)
Principal payments on notes payable	(41)	—
Dividends paid on common stock	—	(20)
Net cash provided by (used) in financing activities	23,260	(628)
Increase in Cash and Restricted Cash	2,658	1,027
Cash and Restricted Cash, beginning of period	76,432	88,780
Cash and Restricted Cash, end of period	$79,090	$89,807
Supplemental disclosure of non-cash investing and financing activities:
Equity issued as consideration for acquisition of business	$31,205	$—
Change in accrued purchases for property and equipment	$520	$10
Paid-in-kind dividend on redeemable preferred stock	$157	$—

Note on Non-GAAP Financial Measures
To supplement the Company's financial information presented in accordance with U.S. generally accepted accounting principles, ("GAAP"), the Press Release includes non-GAAP measures of certain financial performance. The non-GAAP measures include EBITDA (EBITDA Loss) and Adjusted EBITDA (Adjusted EBITDA Loss). The Company included non-GAAP measures because management believes that they help to facilitate comparison of operating results between periods. The Company believes the non-GAAP measures provide useful information to both management and users of the financial statements by excluding certain expenses, gains and losses that may not be indicative of core operating results and business outlook. Management uses these non-GAAP measures in evaluating the performance of our business. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures.
The Company has defined EBITDA (EBITDA Loss) as net income (loss) adjusted for the impact of the following items that are either non-cash or that we do not consider representative of our ongoing operating performance: depreciation, amortization, depletion, accretion, amortization of upfront customer consideration ("Upfront Customer Consideration"), interest expense, net and income taxes. The Company has defined Adjusted EBITDA (EBITDA Loss) as EBITDA (EBITDA Loss) reduced by the non-cash impact of equity earnings from equity method investments and gain on sale of Marshall Mine LLC, increased by cash distributions from equity method investments, loss on early settlement of a long-term receivable. The Company believes that the Consolidated Adjusted EBITDA measure is less susceptible to variances that affect the Company's operating performance.

When used in conjunction with GAAP financial measures, the Company believes these non-GAAP measures are supplemental measures of operating performance which explain the operating performance for the period-to-period comparisons and against competitors' performance. Generally, the Company believes these non-GAAP measures are less susceptible to variances that affect operating performance results. The Company expects the adjustments to EBITDA (EBITDA Loss) and Adjusted EBITDA (EBITDA Loss) in future periods will be generally similar. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP.

TABLE 4

Advanced Emissions Solutions, Inc. and Subsidiaries
Consolidated Adjusted EBITDA (EBITDA Loss) Reconciliation to Net (Loss)
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2023	2022
Net loss(1)	$(7,508)	$(3,033)
Depreciation, amortization, depletion and accretion	2,137	1,506
Amortization of Upfront Customer Consideration	127	127
Interest expense, net	289	64
Income tax benefit	(33)	—
(EBITDA loss)	(4,988)	(1,336)
Cash distributions from equity method investees	638	2,514
Equity earnings	(638)	(833)
Gain on sale of Marshall Mine, LLC	(2,695)	—
Loss on early settlement of long-term receivable	—	535
(Adjusted EBITDA loss) Adjusted EBITDA	$(7,683)	$880
(1) Included in Net loss for the three months ended March 31, 2023 and 2022, is $4.4 million and $0.8 million, respectively, of transactions and integration costs incurred related to the Arq Acquisition. Additionally, for the three months ended March 31, 2023, Net loss included $0.9 million of Arq payroll and benefit costs.